United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8‑K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2016

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Deming Way Middleton, Wisconsin 53562
(Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On October 12, 2016, corporate executives and division leaders of Spectrum Brands Holdings, Inc. (NYSE: SPB), a global consumer products company offering an expanding portfolio of leading brands providing superior value to consumers and customers every day, will present strategies for long-term, sustainable growth at an Investor Day event this morning at the New York Stock Exchange using the slides containing  the information attached to this Current Report on Form 9-K as Exhibit 99.1 (the “Slides”).

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained in the Slides is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time.  The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted.  Any such updating may be made through the filing of other reports or documents with the SEC, through press release or through other public disclosure.

In accordance with General Instruction B.2 of this Current Report on Form 8-K, the information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01  Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Spectrum Brands Investor Day Presentation dated October 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.
Date: October 12, 2016

	By:	/s/ Nathan E. Fagre
Printed Name: Nathan E. Fagre
Title: General Counsel and Corporate Secretary